EX-34.4
(logo) NDB LLP
Accountants & Consultants

Report of Independent Registered Public Accounting Firm

Board of Directors
Midland Mortgage Co.


We have examined Management's assertion, included in the accompanying Management's Assertion on Compliance with Applicable Regulation AB Servicing Criteria ("Management Assertion"), that Midland Mortgage Co. ("Midland"), a wholly-owned subsidiary of MidFirst Bank, (MidFirst Bank is a wholly owned subsidiary of Midland Financial Company) complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's (SEC) Regulation AB with respect to the residential mortgage loan platform ("Regulation AB Platform") as defined in the Management Assertion related to the below named Mortgage Pass-Through Certificate Security Transactions, except for any instances of material non-compliance described therein, for the period of September 1, 2007, to December 31, 2007, excluding criteria 1122(d)(1)(iii) and 1122(d)(4)(xv), which management has determined are not applicable to the activities performed by Midland with respect to the platform.

Mortgage Pass-Through Certificate Security Transactions:





Name of Mortgage Loan Pass-Through                  Name and date of Servicing
Certificate Series:                                 Agreement:


Opteum Mortgage Acceptance Corporation
Trust 2006-1

Opteum Mortgage Acceptance Corporation              Servicing Agreement dated as of March
Trust 2006-2                                        27th, 2006.

Bank of America Funding 2006-H                      Mortgage Loan Sale and Servicing
                                                    Agreement for adjustable and fixed rate
                                                    residential first mortgage loans, dated
                                                    and effective as of September 1, 2006.

Citigroup Mortgage Loan Trust Series 2006-          Pooling and Servicing Agreement dated
FX1                                                 and effective as of October 1, 2006.

Citigroup Mortgage Loan Trust Series 2007-          Pooling and Servicing Agreement dated
OPX1                                                and effective as of February 1, 2007.

Citigroup Mortgage Loan Trust, Inc. Series          Master Mortgage Loan Purchase and
2007-6                                              Servicing Agreement dated as of
                                                    September 1, 2006, as amended by
                                                    Amendment Number One, dated
                                                    February 8, 2007, and Amendment
                                                    Number Two dated April 23, 2007.


(page)


Deutsche Alt-A Securities Mortgage Loan
Trust, Series 2007-1

Deutsche Alt-B Securities Mortgage Loan
Trust, Series 2007-AB1                              Amended and Restated Servicing
                                                    Agreement dated as of January 2, 2007,
Deutsche Alt-B Securities Mortgage Loan             and Appointment, Assumption and
Trust, Series 2006-AB3                              Amendment Agreement dated
                                                    November 1, 2007.
Deutsche Alt-B Securities Mortgage Loan
Trust, Series 2006-AB4

MortgageIT Securities Corp. Mortgage Loan
Trust, Series 2007-1



Management is responsible for Midland's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion about Midland's compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting Oversight Board (United States) and, accordingly, included examining on a test basis, evidence about Midland's compliance with the servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included a selection of samples of transactions and compliance activities related to the platform during the examination period and determining whether Midland processed those transactions and performed those activities in compliance with the servicing criteria. Our testing of selected transactions and compliance activities was limited to calculations, reports, and activities performed by Midland during the period covered by this report. Our procedures did not include determining whether errors may have occurred prior to our tests that may have affected the balances or amounts calculated or reported by Midland during the period covered by this report for the selected transactions or any other transaction. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on Midland's compliance with the servicing criteria.

In our opinion, management's assertion that Midland, complied with the servicing criteria related to the aforementioned Mortgage Pass-Through Certificate Security Transactions, backed by the mortgage collateral pledged under such Mortgage Pass-Through Certificate Security Transactions, as of December 31, 2007, and from September 1, 2007, through December 31, 2007, is fairly stated, in all material respects.

/s/ NDB Accountants & Consultants, LLP
Goffstown, New Hampshire.

February 28, 2008.